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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): MAY 31, 2005


                             CARRIZO OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)


             TEXAS                      000-29187-87             76-0415919
(State or other jurisdiction of         (Commission           (I.R.S. Employer
        incorporation)                  File Number)         Identification No.)


         1000 LOUISIANA STREET
               SUITE 1500
             HOUSTON, TEXAS                                     77002
(Address of principal executive offices)                     (Zip code)


       Registrant's telephone number, including area code: (713) 328-1000


                                       N/A
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 8.01    OTHER EVENTS.

             On May 31, 2005, Carrizo Oil & Gas, Inc. (the "Company"), issued $4 million in stated principal amount of its 10% Senior Subordinated Secured Notes due 2008 (the "Notes") to Steelhead Investments Ltd. ("Steelhead") for a purchase price equal to 90% of the principal amount of the Notes, or $3.6 million, pursuant to the Note Purchase Agreement dated October 29, 2004 among the Company, the Collateral Agent and the Purchasers named therein (the "Purchase Agreement"). The Purchase Agreement was described in and filed as an exhibit to the Company's Current Report on Form 8-K filed on November 3, 2004, which description and exhibit are incorporated by reference herein. As disclosed in that Current Report, on October 29, 2004, the Company issued $18 million aggregate principal amount of the Notes to an affiliate of Steelhead. On May 31, 2005, such Notes were assigned to Steelhead, who is also the holder of all of our 9% Senior Subordinated Notes due 2007. Subject to the satisfaction of certain conditions, the Company may issue up to an additional $6 million aggregate principal amount of the Notes to the Purchasers before October 29, 2006. In addition, the Company may seek to enter into other debt financing arrangements in the future.

             By filing this Current Report, the Company does not hereby admit the materiality of the matters disclosed herein.





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                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CARRIZO OIL & GAS, INC.


                              By:     /s/ Paul F. Boling
                                      ------------------------------------------
                              Name:   Paul F. Boling
                              Title:  Vice President and Chief Financial Officer

Date: June 3, 2005